Exhibit 21.1
List of Subsidiaries

Entity Name	Jurisdiction of Incorporation or Formation
Highlands Property Management, LLC	Delaware
Highlands REIT, Inc.	Maryland
IA CFG Portfolio, L.L.C.	Delaware
IA New Ulm Atlas, L.L.C.	Delaware
IA Orlando Palazzo, L.L.C.	Delaware
IA Orlando Sand, L.L.C.	Delaware
IA RDU Center Drive, L.L.C.	Delaware
IA St. Paul Atlas, L.L.C.	Delaware
Trimble-Junction Ventures, LLC	Delaware
IVT PPD Haskell Associates GP, L.L.C.	Delaware
IVT PPD Haskell Associates Limited Partnership	Illinois
IVT PPD Haskell Associates LP, L.L.C.	Delaware
IVT PPD Hudson Associates, L.L.C.	Delaware
MB Bloomsburg Buckhorn, LLC	Delaware
Buckhorn SP, LLC	Delaware
MB Cleveland Erieview, L.L.C.	Delaware
MB Columbus Hilliard, L.L.C.	Delaware
MB Evanston Sherman, L.L.C.	Delaware
MB Herndon, L.L.C.	Delaware
MB Highlands Ranch Ridgeline, L.L.C.	Delaware
MB Hoffman Estates, L.L.C.	Delaware
MB Lincoln Mall, L.L.C.	Delaware
MB Longview Triangle, L.L.C.	Delaware
MB Pittsburgh Bridgeside DST	Delaware
MB REIT (Florida), Inc.	Florida
MB Rockford State, L.L.C.	Delaware
MB St. Louis Chestnut, L.L.C.	Delaware
North Pointe Park Partners, LLC	Indiana